Exhibit 3.22

ETHYL EXPORT CORPORATION

BY-LAWS

ARTICLE I.

Meeting of Stockholders

Section 1. Places of Meetings. All meetings of the stockholders shall be held at the registered office of the Corporation, in the City of Richmond, Virginia, or at such other place, either within or without the State of Virginia, as may, from time to time, be fixed by the Board of Directors.

Section 2. Annual Meetings. The annual meeting of the stockholders, for the election of directors and transaction of such other business as may come before the meeting, shall be held during the month of April.

Section 3. Special Meetings. Special meetings of the stockholders for any purpose or purposes may be called at any time by the Chairman of the Board, the President or by a majority of the Board of Directors.

Section 4. Notice of Meetings. Notice of the time and place of every meeting of the stockholders shall be mailed at least ten (10) days previous thereto to each stockholder of record entitled to vote at the meeting, who shall have furnished a written address to the Secretary of the Corporation. Such further notice shall be given as may be required by law, but meetings may be held without notice if all the stockholders entitled to vote at the meeting are present in person or by proxy or if notice is waived in writing by those not present either before or after the meeting.

Section 5. Quorum. Any number of stockholders together holding at least a majority of the outstanding shares of capital stock entitled to vote in respect to the business to be transacted, who shall be present in person or represented by proxy at any meeting duly called, shall constitute a quorum for the transaction of business. If less than a quorum shall be in attendance at the time for which a meeting shall have been called, the meeting may be adjourned from time to time by a majority of the stockholders present or represented by proxy without notice other than by announcement at the meeting until a quorum shall attend.

Section 6. Voting. At any meeting of the stockholders each stockholder of a class entitled to vote on the matters coming before the meeting shall have one vote, in person or by proxy, for each share of capital stock standing in his or her name on the books of the Corporation at the time of such meeting or on any date fixed by the Board of Directors not exceeding fifty (50) days prior to the meeting.

ARTICLE II.

Directors

Section 1. General Powers. The property, affairs and business of the Corporation shall be managed by the Board of Directors, and, except as otherwise expressly provided by law or by the Articles of Incorporation, or by these By-Laws, all of the powers of the Corporation shall be vested in such Board.

Section 2. Number of Directors. The Board of Directors shall be four (4) in number or such other number, not less than three (3), as may from time to time be fixed by the Board of Directors.

Section 3. Election of Directors.

(a) Directors shall be elected at the annual meeting of stockholders.

(b) Directors shall hold their offices until their successors are elected. Any director may be removed from office by a majority vote at any meeting of stockholders entitled to vote at an election of directors.

(c) Any vacancy occurring in the Board of Directors, including a vacancy resulting from an increase by not more than two (2) in the number of directors, may be filled by the affirmative vote of the majority of the remaining directors though less than a quorum of the Board of Directors.

(d) A majority of the number of directors fixed by these By-laws shall constitute a quorum for the transaction of business. The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 4. Meetings of Directors. Meetings of the Board of Directors shall be held at places within or without the State of Virginia and at times fixed by resolution of the Board, or upon call of the Chairman of the Board or the President, and the Secretary or officer performing the Secretary’s duties shall give not less than twenty-four (24) hours’ notice by letter, telegraph or telephone of all meetings of the directors, provided that notice need not be given of regular meetings held at times and places fixed by resolution of the Board. Meetings may be held at any time without notice if all of the directors are present, or if those not present waive notice in writing either before or after the meeting.

ARTICLE III.

Officers

Section 1. Election. The officers of the Corporation shall consist of a Chairman of the Board (if one is elected by the Board), a President, one or more Vice Presidents (any one or more of whom may be designated as Executive Vice Presidents or Senior Vice Presidents), a Secretary and a Treasurer. In addition, such other officers as are provided for in Section 3 of this Article may from time to time be elected by the Board of Directors. All officers shall hold office until the next annual meeting of the Board of Directors or until their successors are elected. Any two officers may be combined in the same person as the Board of Directors may determine, except that the President and Secretary may not be the same person.

Section 2. Removal of Officers; Vacancies. Any officer of the Corporation may be removed summarily with or without cause, at any time, by a resolution passed at any meeting by affirmative vote of majority of the number of directors fixed by these By-laws. Vacancies may be filled at any meeting of the Board of Directors.

Section 3. Other Officers. Other officers may from time to time be elected by the Board, including one or more Assistant Secretaries and Assistant Treasurers.

Section 4. Duties. The officers of the Corporation shall have such duties as generally pertain to their offices, respectively, as well as such powers and duties as are hereinafter provided and as from time to time shall be conferred by the Board of Directors. The Board of Directors may require any officer to give such bond for the faithful performance of his duties as the Board may see fit.

Section 5. Duties of the Chairman of the Board. The Chairman of the Board shall be the chief executive officer of the Corporation. He shall be responsible for the execution of the policies of the Board of Directors, and shall have general direction and supervision over the business of the Corporation, subject to the Board of Directors. He shall preside at all meetings of stockholders and all meetings of the Board of Directors. In the absence of the President, he shall perform his duties. He may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts, or other instruments, except in cases where the signing and the execution thereof shall be expressly delegated by the Board of Directors or by these By-laws to some other officer or agent of the Corporation or shall be required by law otherwise to be signed or executed. In addition, he shall perform all duties incident to the office of Chairman of the Board and such other duties as from time to time may be assigned to him by the Board of Directors.

Section 6. Duties of the President. The President shall be the chief administrative officer of the Corporation and shall have direct supervision over the business of the Corporation and its several officers, subject to the Chairman of the Board and the Board of Directors. He shall consult with and report to the Chairman of the Board. In the absence of the Chairman of the Board, he shall preside at all corporate meetings and otherwise perform the duties of the Chairman of the Board. He may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts, or other instruments, except in cases where the signing and the execution thereof shall be expressly delegated by the Board of Directors or by these By-laws to some other officer or agent of the Corporation or shall be required by law otherwise to be signed or executed. In addition, he shall perform all duties incident to the office of the President and such other duties as from time to time may be assigned to him by the Chairman of the Board or the Board of Directors.

Section 7. Duties of the Vice Presidents. Each Vice President of the Company shall have such powers and duties as may from time to time be assigned to him by the Chairman of the Board, the President, or the Board of Directors. When there shall be more than one Vice President of the Corporation, the Board of Directors may from time to time designate one of them to perform the duties of the President in the absence of the President. Any Vice President of the Corporation may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts or other instruments authorized by the Board of Directors, except where the signing and execution of the above mentioned documents shall be expressly delegated by the Board of Directors, the Chairman of the Board or the President to some other officer or agent of the Corporation.

Section 8. Duties of the Treasurer. The Treasurer shall have charge and custody of and be responsible for all funds and securities of the Corporation, and shall cause all such funds and securities to be deposited in such banks and depositaries as the Board of Directors from time to time may direct. He shall maintain adequate accounts and records of all assets, liabilities and transactions of the Corporation in accordance with generally accepted accounting practices; shall exhibit his accounts and records to any of the directors of the Corporation at any time upon request at the office of the Corporation; shall render such statements of his accounts and records and such other statements to the Board of Directors and the officers as often and in such manner as they shall require; and shall make and file (or supervise the making and filing of) all tax returns required by law. He shall in general perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Board of Directors, the Chairman of the Board or the President.

Section 9. Duties of the Secretary. The Secretary shall act as Secretary of all meetings of the Board of Directors and the stockholders of the Corporation, and shall keep the minutes thereof in the proper book or books to be provided for that purpose. He shall see that all notices required to be given by the Corporation are duly given and served; shall have custody of the seal of the Corporation and shall affix the seal or cause it to be affixed to all certificates for stock of the Corporation and to all documents the execution of which on behalf of the Corporation under its corporate seal is duly authorized in accordance with the provisions of these By-laws; shall have custody of all deeds, leases, contracts and other important corporate documents; shall have charge of the books, records and papers of the Corporation relating to its organization and management as a Corporation; shall see that the reports, statements and other documents required by law (except tax returns) are properly filed; and shall, in general, perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Board of Directors, the Chairman of the Board or the President.

Section 10. Other Duties of Officers. Any officer of the Corporation shall have, in addition to the duties prescribed herein or by law, such other duties as from time to time shall be prescribed by the Board of Directors, the Chairman of the Board or the President.

ARTICLE IV.

Capital Stock

Section 1. Certificates. The shares of capital stock of the Corporation shall be evidenced by certificates in forms prescribed by the Board of Directors and executed in any manner permitted by law and stating thereon the information required by law.

Section 2. Lost, Destroyed and Mutilated Certificates. Holders of the stock of the Corporation shall immediately notify the Corporation of any loss, destruction or mutilation of the certificate therefor, and the Board of Directors may in its discretion cause one or more new certificates for the same number of shares in the aggregate to be issued to such stockholder upon the surrender of the mutilated certificate or upon satisfactory proof of such loss or destruction, and the deposit of a bond in such form and amount and with such surety as the Board of Directors may require.

Section 3. Transfer of Stock. The stock of the Corporation shall be transferable or assignable only on the books of the Corporation by the holders in person or by attorney on surrender of the certificate for such shares duly endorsed and, if sought to be transferred by attorney, accompanied by a written power of attorney to have the same transferred on the books of the Corporation. The Corporation will recognize, however, the exclusive right of the person registered on its books as the owner of shares to receive dividends and to vote as such owner.

Section 4. Closing of Transfer Books and Fixing Record Date. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the Board of Directors may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, fifty (50) days. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of stockholders, such date in any case to be not more than fifty (50) days prior to the date on which the particular action, requiring such determination of stockholders, is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders, or stockholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of stockholders. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

ARTICLE V.

Miscellaneous Provisions

Section 1. Seal. The seal of the Corporation shall consist of a flat-face circular die, of which there may be any number of counterparts, on which there shall be engraved in the center the word “SEAL” and between two concentric circles around the margin the words “Ethyl Export Corporation - Virginia.”

Section 2. Fiscal Year. The fiscal year of the Corporation shall end on December 31st in each year, and shall consist of such accounting periods as may be recommended by the Treasurer and approved by the Executive Committee.

Section 3. Books and Records. The Corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its stockholders and Board of Directors; and shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar a record of its stockholders, giving the names and addresses of all stockholders, and the number, class and series of the shares being held.

Section 4. Checks, Notes and Drafts. Checks, notes, drafts and other orders for the payment of money shall be signed by such persons as the Board of Directors from time to time may authorize. When the Board of Directors so authorizes, however, the signature of any such person may be a facsimile.

Section 5. Amendment of By-laws. These By-laws may be amended or altered at any meeting of the Board of Directors by affirmative vote of a majority of the number of directors fixed by these By-laws. The stockholders entitled to vote in respect of the election of directors, however, shall have the power to rescind, alter, amend or repeal any By-laws and to enact By-laws which, if expressly so provided, may not be amended, altered or repealed by the Board of Directors.

Section 6. Voting of Stock Held. Unless otherwise provided by resolution of the Board of Directors the Chairman of the Board or the President shall from time to time appoint an attorney or attorneys or agent or agents of this Corporation, in the name and on behalf of this Corporation, to cast the vote which this Corporation may be entitled to cast as a stockholder, quota holder or otherwise in any other company or corporation, any of whose stock, quotas or securities may be held by this Corporation, at meetings of the holders of the stock or other securities of such other corporation, or to consent in writing to any action by any such other corporation, and shall instruct the person or persons so appointed as to the manner of casting such votes or giving such consent and may execute or cause to be executed on behalf of this Corporation and under its corporate seal or otherwise, such written proxies, consents, waivers or other instruments as may be necessary or proper in the premises; or, in lieu of such appointment the Chairman of the Board or the President may attend in person any meetings of the holders of stock or other securities of any such other corporation and there vote or exercise any or all power of this Corporation as the holder of such stock or other securities of such other corporation.

Section 7. Indemnification of Directors and Officers. Each director and officer shall be indemnified by the Corporation against liabilities, fines, penalties and claims imposed upon or asserted against him (including amounts paid in settlement) by reason of having been such a director or officer, whether or not then continuing so to be, and against all expenses (including counsel fees) reasonably incurred by him in connection therewith, except in relation to matters as to which be shall have been finally adjudged to be liable by reason of having been guilty of gross negligence or willful misconduct in the performance of his duty as such director or officer. In the event of any other judgment against such director or officer or in the event of a settlement, the indemnification shall be made only if the Corporation shall be advised, in case none of the persons involved shall be or have been a director of the Corporation, by the Board of Directors, and otherwise by independent counsel to be appointed by the Board of Directors, that in its or his opinion such director or officer was not guilty of gross negligence or willful misconduct in the performance of his duty, and, in the event of a settlement, that such settlement was, or if still to be made, is, in the best interests of the Corporation. If the determination is to be made by the Board of Directors, it may rely as to all questions of law, on the advice of independent counsel. Every reference herein to director or officer shall include every director or officer or former director or officer of the Corporation, and every person who may have served at its request as a director or officer of another corporation in which the Corporation owns shares of stock or of which it is a creditor or, in the case of a non-stock corporation, to which the Corporation contributes and, in all of such cases, his executors and administrators. The right of indemnification hereby provided shall be in addition to any other rights to which any director or officer may be entitled.

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